UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

CompoSecure, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39687	85-2749902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Pierce Street Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)
(908) 518-0500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	CMPO	Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock	CMPOW	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

CompoSecure, Inc. (“CompoSecure” or the “Company”) completed its previously reported business combination on December 27, 2021, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 19, 2021 (the “Business Combination”). Pursuant to the Merger Agreement, as disclosed in CompoSecure’s SEC filings, certain parties have the right to receive additional consideration upon the achievement of specified stock price thresholds for the Company’s Class A common stock in two phases on or prior to the third and fourth anniversaries of the completion of the Business Combination. As previously disclosed, the earnouts under the first phase were achieved on December 13, 2024. The earnouts under the second phase were achieved on September 8, 2025 and the Company issued an aggregate of 4.3 million shares (as adjusted for the Company’s spin-off of Resolute Holdings Management, Inc. on February 28, 2025 (the “Spin-Off”) of its Class A common stock in connection with the achievement of the second earnout threshold, being a $17.10 volume-weighted average price per share (as adjusted for the Spin-Off transaction) over the required time period prior to the fourth anniversary of the completion of the Business Combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CompoSecure, Inc.

Date: September 10, 2025	By:	/s/ Steven J. Feder
	Name:	Steven J. Feder
General Counsel & Corporate Secretary